UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT
(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or	Identification No.)
Organization)

Västra Trädgårdsgatan 11 B

Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$250,000,000 ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-131369

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 30, 2006, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-131369) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series D) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act).  On February 14, 2006, the Registrant filed with the Commission Post-effective Amendment No. 1 to the Registration Statement.

On January 31, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated January 30, 2006, as supplemented by the prospectus supplement dated January 30, 2006 (the Prospectus and the Prospectus Supplement, respectively). On August 1, 2007, the Registrant filed with the Commission pursuant to Rule 424(b)(2) the preliminary pricing supplement dated August 1, 2007, including the Prospectus and the Prospectus Supplement, relating to the ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D (the Preliminary Pricing Supplement).  The Prospectus, the Prospectus Supplement and the Preliminary Pricing Supplement are each incorporated herein by reference to the extent set forth below.  The Preliminary Pricing Supplement will each be superseded by the Final Pricing Supplement relating to the Notes (as defined below) and any amendments or supplements thereto, which upon their filing pursuant to Rule 424(b)(2) will be incorporated by reference herein to the extent of the items set forth below.

Item 1.                                           Description of Registrant’s Securities to be Registered.

The Registrant authorized for issuance and listing  U.S.$250,000,000 ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D (the Notes), of which U.S.$10,162,000 have been offered and sold.  The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

Reference is made to the information set forth on pages 5 through 7 (under “Prospectus Summary—The Debt Securities We May Offer”), pages 10 through 18 (under “Description of Debt Securities”), page 19 (under “Swedish Taxation”) contained in the Prospectus; on the cover page, pages S-11 through S-30 (under “Description of the Notes”), pages S-31 through S-36 (under “United States Tax Considerations”) of the Prospectus Supplement; on the cover page, page PS-22 (under “Valuation of the Securities”), pages PS-23 through PS-27 (under “Specific Terms of the Securities”) and pages PS-29 through PS-30 (under “United States Federal Income Tax Considerations”) of the Pricing

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Supplement relating to the ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022, Medium-Term Notes, Series D; all of which information is incorporated by reference in this registration statement.

Item 2.                                           Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:

1.                                       Articles of Association of the Registrant, as amended.

2.                                       Agency Agreement, including Form of Terms Agreement.*

3.                                       Indenture.**

4.                                       First Supplemental Indenture.*

5.                                       Second Supplemental Indenture.*

6.                                       Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas due August 8, 2022.

*                                         Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

**                                  Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By:	/s/ Richard Anund
Name: Richard Anund
Title: Executive Director, Head of Funding

By:	/s/ Sven Olaf Söderlund
Name: Sven Olaf Söderlund
Title: Director, Strategic Analysis and Planning

Date:   August 1, 2007